                                  EXHIBIT 12.1

         Statement Regarding Computation of Ratio of Earnings to Fixed Charges
(1)


                                           Year         Year        Year        Mar. 18,       Jan. 1,        Year        Year
                                          Ended        Ended        Ended        1994 -         1994 -       Ended        Ended
                                         Dec. 31 ,    Dec. 31,     Dec. 31,     Dec. 31,       Mar. 17,     Dec. 31,     Dec. 31,
                                           1997         1996         1995         1994           1994         1993        1992
                                        ----------------------------------------------------------------------------------------
 Income (loss) before income taxes        $ (6,218)   $ 11,969     $  6,923       $ 9,585      $ 2,857     $ 13,169     $ 12,409


 Interest
                                             9,091       9,517        9,607         6,867          115          924          794


 Interest portion of rental expense
                                               646         714          645           237           24          398          296


 Amortization of debt expenses
                                               456         376          376           264            -            -            -
                                        ----------------------------------------------------------------------------------------


 Earnings                                $   3,975    $ 22,576     $ 17,551      $ 16,953     $  2,996     $ 14,491     $ 13,499
                                        ----------------------------------------------------------------------------------------


 Fixed charges                           $  10,193    $ 10,607     $ 10,628      $  7,368     $    139     $  1,322     $  1,090
                                        ----------------------------------------------------------------------------------------


 Ratio                                         0.4         2.1          1.7           2.3         21.6         11.0         12.4
                                        ----------------------------------------------------------------------------------------


 (1)    All dollars in thousands.




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